Exhibit 23

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Burlington Industries, Inc. and Subsidiary Companies of our report dated November 1, 1996, included in the 1996 Annual Report to Shareholders of Burlington Industries, Inc.

Our  audits  also  included  the  financial  statement  schedule  of  Burlington
Industries, Inc. and Subsidiary Companies listed in the accompanying index to financial statements. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-95350) of Burlington Industries, Inc. and in the related Prospectus of our report dated November 1, 1996, with respect to the consolidated financial statements incorporated herein by reference and our report included in the above paragraph with respect to the financial statement schedule  included in this Annual Report (Form 10-K) of  Burlington  Industries,
Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-49894) pertaining to the Burlington Industries, Inc. 1992 Equity Incentive Plan and the Burlington Industries, Inc. Equity Incentive Plan and (Form S-8 No. 333-9501) pertaining to the Burlington Industries, Inc. 1995 Equity Incentive Plan of Burlington Industries, Inc. of our report dated
November 1, 1996, with respect to the consolidated financial statements incorporated herein by reference and our report included in the above paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Burlington Industries, Inc.

/s/Ernst & Young LLP


Greensboro, North Carolina
December 16, 1996